January 1, 2008

Reference is made to (i) the Contribution and Exchange Agreement (“Contribution Agreement”) made as of the 8th day of August, 2007, by and among CCI Offshore Corp., a Delaware corporation, CCI Onshore Corp., a Delaware corporation, Icahn Management LP, a Delaware limited partnership, Carl C. Icahn, an individual (“Icahn”), and Icahn Enterprises LP (f/k/a American Real Estate Partners, L.P.), a Delaware limited partnership (“Icahn Enterprises”) and (ii) the Employment Agreement (the “Employment Agreement”) made as of the 8th day of August, 2007, by and between Icahn Enterprises, Icahn’ and Icahn Capital Management LP, a Delaware limited partnership (‘‘Icahn Capital Management”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Contribution Agreement.

Effective as of January 1, 2008, the Master Funds and the Feeder Funds are terminating the Management Agreements, pursuant to which Agreements the management fees are payable to Icahn Capital Management. The termination will have the effect of terminating the management fees. Pursuant to the amended and restated limited partnership agreement of each Master Fund, a “Special Profits Interest Allocation” (as such term is defined therein) will be made to the managing general partner of each Master Fund.

In furtherance thereof, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree, effective as of January 1, 2008, as follows:

1. The parties hereto that are parties to the Contribution Agreement agree that in the definition of “Hedge Fund Earnings” in the Contribution Agreement, the reference to “(i) management fees payable to Icahn Capital Management with respect to the Funds pursuant to the Management Agreements” shall be deleted and replaced with “(i) Special Profits Interest Allocation made to the Onshore GP and the Offshore GP with respect to the Master Funds pursuant to the limited partnership agreement of each Master Fund in effect from time to time.” For purposes of clarity, this change will become effective on January 1, 2008 and the management fees paid to Icahn Capital Management prior to such date shal continue to counted in Hedge Fund Earnings.

2. The parties hereto that are parties to the Employment Agreement agree that the references to “management fee” in section 1(a) and section 2(a) in Exhibit A therein shall be deleted and replaced with “Special Profits Interest Allocation.”

3. The parties hereto that are parties to the Employment Agreement acknowledge and agree that notwithstanding the fact that the management fee is being terminated, the obligation to pay a 2% management fee as set forth in Section 6 of the Employment Agreement and in Section 3 in Exhibit A therein shall remain in effect as an obligation to pay a 2% fee.

4. Except as specifically provided herein, the Employment Agreement and the Contribution Agreement remain in full force and effect. This instrument may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this instrument has been duly executed and delivered by the parties hereto as of the date first above written.

ICAHN ENTERPRISES L.P.

By:	Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Andrew Skobe
Name: Andrew Skobe Title: Chief Financial Officer

CCI ONSHORE CORP.

By:	/s/ Edward Mattner
Name: Edward Mattner Title: Authorized Signatory

CCI OFFSHORE CORP.

By:	/s/ Edward Mattner
Name: Edward Mattner Title: Authorized Signatory

ICAHN MANAGEMENT LP

By:	CCI Manager LLC, its general partner

By:	/s/ Edward Mattner
Name: Edward Mattner Title: Authorized Signatory

ICAHN CAPITAL MANAGEMENT LP

By:	Icahn Capital LP, its general partner
By:	IPH GP LLC, its general partner
By:	Icahn Enterprises Holding L.P., its sole member
By:	Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Andrew Skobe
Name: Andrew Skobe Title: Chief Financial Officer

/s/ Carl C. Icahn
Carl C. Icahn